UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2004

ICG COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-1-11965 (Commission File Number)	84-1342022 (IRS Employer Identification No.)

161 Inverness Drive West, Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code: (888) 424-1144 or (303) 414-5000

Item 5. Other Events and Regulation FD Disclosure
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
Merger Agreement
Press Release

Item 5. Other Events and Regulation FD Disclosure

On July 19, 2004, ICG Communications, Inc. (the “Company”) agreed to be acquired by MCCC ICG Holdings LLC (“MCCC”) for approximately $6.35 million in cash. The acquisition will be carried out pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) between the Company, MCCC and a wholly owned subsidiary of MCCC.

MCCC is a newly organized Delaware limited liability company of which Columbia Capital III LLC and M/C Ventures Partners or their affiliates are principal members. Columbia Capital and M/C Ventures Partners are both venture capital firms specializing in the communications and information technology industries. Columbia Capital is located at 201 North Union Street, Suite 300, Alexandria, Virginia 22334. M/C Ventures Partners is located at 75 State Street, Suite 2500, Boston, Massachusetts 02109.

Contemporaneously with the signing of the Merger Agreement, the Company entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with MCCC under which the Company will be provided necessary working capital financing through the effective date of the merger. The Company’s obligations under the Credit and Guaranty Agreement are secured by substantially all of the assets of the Company and its subsidiaries pursuant to a Security and Pledge Agreement.

Pursuant to the Merger Agreement, the Company agreed to enter into a Management Agreement (the “Management Agreement”) with MCCC. Under the Management Agreement, MCCC will, upon approval of the merger by the Company’s stockholders, manage the Company’s day-to-day operations subject to supervision by the Company’s board of directors.

Neither the Company nor, to its knowledge, any of its affiliates has any material relationship with MCCC, other than in connection with the agreements described in this report.

The following is a brief description of the terms and conditions, to the extent such are considered material to the Company, of the Merger Agreement, the Credit Agreement, and the Management Agreement. It is qualified in its entirety by reference to the copies of such agreements filed with this report, which are incorporated herein by reference.

Merger Agreement

The Merger Agreement provides for the acquisition of the Company by MCCC. As a result of the merger, the Company will become the wholly owned subsidiary of MCCC. In the merger, all of the Company’s outstanding stock will be cancelled, and the holder of cancelled shares will receive $0.75 in cash per share, without interest. The merger consideration is to be deposited by MCCC in escrow with JP Morgan Chase pending closing of the merger or termination of the Merger Agreement.

The Company is required to make customary representations and warranties in the Merger Agreement. In addition, the Company and its subsidiaries have agreed to various restrictions on the conduct of their business and operations pending completion of the merger. The Company has agreed to refrain from soliciting, discussing or entering into any competing merger or acquisition proposals other than in limited circumstances. The Company has agreed, in the event it enters into such a competing merger or acquisition proposal, to pay a customary termination or “break-up” fee to MCCC.

The closing of the merger is subject to the satisfaction of various conditions, including but not limited to (a) the approval of the Merger Agreement by the requisite vote of the Company’s stockholders, (b) the receipt of certain governmental consents or approvals, and (c) the absence of certain legal impediments, such as any law, order or injunction prohibiting or restricting the completion of the merger.

The Merger Agreement is subject to termination in certain circumstances, including upon the failure by the Company to obtain stockholder approval on or before October 31, 2004. The Merger Agreement also may be terminated if not consummated by the later of (a) 90 days after the Company’s stockholder approval is obtained (the “Initial Closing Deadline”) or (b) in the event that fewer than certain regulatory consents shall have been obtained on or before the Initial Closing Deadline, at the election of MCCC, the 60th day thereafter.

In connection with termination of the Merger Agreement, the Company may be required under certain circumstances to reimburse MCCC (in addition to any required termination or “break-up fee”) for up to $1 million of expenses and fees incurred by MCCC in connection with the transaction. In addition, the merger consideration deposited in escrow is subject to forfeiture by MCCC in connection with termination of the Merger Agreement under certain circumstances.

Credit Agreement

The Credit Agreement provides the Company with “bridge” financing consisting of (i) a $2.4 million term loan, available immediately, to cover certain restructuring activities to be undertaken by the Company and (ii) a revolving credit facility of up to $15.7 million to cover short-term budgeted cash shortfalls of the Company, generally available following stockholder approval of the merger.

All borrowings under the Credit Agreement accrue interest at an annual rate of 6%, compounded quarterly, subject to default interest of up to 11%. The Company may also prepay for its borrowings at any time without penalty.

The obligations of the Company under the Credit Agreement are guaranteed by subsidiaries of the Company. All obligations under the Credit Agreement, as well as certain obligations under the Merger Agreement, are secured by first priority security interests in the assets of the Company and its subsidiaries.

Indebtedness under the Credit Agreement matures six months after the effective date of the Merger Agreement (or if applicable, the earlier of (i) the date on which the Merger Agreement is terminated for any reason or (ii) November 30, 2004 in the event that the Company Shareholder Approval has not been obtained by October 31, 2004).

The Company is subject to certain representations, warranties, covenants and restrictions under the Credit Agreement. Borrowings may be used only for operational and other obligations in connection the Company’s restructuring activities, in accordance with an approved budget. In addition, credit availability under the Credit Agreement is dependent on certain conditions, including the absence of any default under the Credit Agreement, any termination or default under the Merger Agreement or Management Agreement, or the occurrence of any material adverse change (prior to the date of the Company’s stockholder’s approve the merger) affecting the Company.

Management Agreement

Under the Management Agreement, following stockholder approval of the merger, MCCC will be responsible for the day-to-day management of the business operations of the Company and its subsidiaries, subject to the supervision of the Company’s board of directors.

The Management Agreement will be signed and become effective upon stockholder approval of the merger and will continue until the consummation of the Merger, unless earlier terminated. MCCC’s responsibilities under the agreement include all Company operations, assets, facilities and related billing, collection and administrative functions, subject to the supervision of the Company’s board of directors.

MCCC will not receive any compensation for its services as manager under the Management Agreement, other than reimbursement for MCCC’s reasonable out-of-pocket expenses.

On July 19, 2004, the Company announced via press release that it agreed to be acquired by MCCC. A copy of the Company’s press release is incorporated by reference herein as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits.

2.10	Agreement and Plan of Merger, dated as of July 19, 2004, by and among MCCC ICG Holdings LLC, MCCC Merger Corp. and ICG Communications, Inc. Included are the following exhibits to the Agreement and Plan of Merger:

Exhibit A	Form of Interim Credit Agreement

Exhibit B	Form of Security and Pledge Agreement

Exhibit C	Form of Interim Management Agreement

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules and exhibits to the Agreement and Plan of Merger have been omitted but will be furnished supplementally to the Securities and Exchange Commission upon request:

Exhibit D	Amended and Restated Certificate of Incorporation of the Surviving Corporation

Exhibit E	By-Laws of the Surviving Corporation

Schedule A	Directors and Officers of the Surviving Corporation

Schedule B	Payables Report

Schedule C	Required Actions with Respect to Material Contracts

Schedule D	Certain Providers of Professional Services

99.1	Press Release dated July 19, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2004	/s/ Richard E. Fish, Jr.
Richard E. Fish, Jr.
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

2.10	Agreement and Plan of Merger, dated as of July 19, 2004, by and among MCCC ICG Holdings LLC, MCCC Merger Corp. and ICG Communications, Inc. Included are the following exhibits to the Agreement and Plan of Merger:

Exhibit A	Form of Interim Credit Agreement

Exhibit B	Form of Security and Pledge Agreement

Exhibit C	Form of Interim Management Agreement

Pursuant to Item 601(b)(2) of Regulation S-K, the following schedules and exhibits to the Agreement and Plan of Merger have been omitted but will be furnished supplementally to the Securities and Exchange Commission upon request:

Exhibit D	Amended and Restated Certificate of Incorporation of the Surviving Corporation

Exhibit E	By-Laws of the Surviving Corporation

Schedule A	Directors and Officers of the Surviving Corporation

Schedule B	Payables Report

Schedule C	Required Actions with Respect to Material Contracts

Schedule D	Certain Providers of Professional Services

99.1	Press Release dated July 19, 2004